NationalSecurities
     C O R P O R A T I O N

MEMBER NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

FINANCIAL ADVISORY AND CONSULTING AGREEMENT

     This agreement ("Agreement") is made and entered into this 5th day of December 2000 between PERMA-FIX ENVIRONMENTAL SERVICES, INC, a Delaware corporation (the "Company"), and National Securities Corporation (the "Consultant").

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration (the receipt of which is hereby acknowledged) the parties hereto mutually agree and intend to be legally bound to the terms of this Agreement as follows:

     1.     Purpose. The Company hereby retains the Consultant on a non-exclusive basis during the term specified to render consulting advice to the Company relating to financial, investment banking and merger/acquisition matters, upon the terms and conditions as set forth herein.

     2.     Terms and Consideration. This Agreement shall be effective for a period of twelve months commencing on the date first written above (the "Engagement Period"), unless extended by mutual written agreement of the Company and the Consultant. The Company shall issue to Consultant, upon execution of this Agreement, 250,000 common stock purchase warrants (the "Warrants") exercisable for a period of five (5) years, with exercise price of $1.50. The Warrants shall be non-assessable, non-refundable and contain customary terms, including, but not limited to, piggyback registration rights, and cashless exercise provisions. Additionally, the company shall issue 400,000 common stock purchase warrants (the "Warrants") exercisable for a period of five (5) years, with exercise price of $1.75. The Warrants shall be non-assessable, non-refundable and contain customary terms, including, but not limited to, piggyback registration rights, and cashless exercise provisions.

     3.     Financial Advisory Services of Consultant. Consultant, based on its review of the Company to date, believes that it may assist the Company by performing the financial advisory services that are listed below and Consultant shall be limited to providing only those such financial advisory services to the Company. In connection with Consultant providing such financial advisory services to the Company, the Company shall provide Consultant with any information that Consultant deems appropriate. The Company hereby acknowledges that Consultant will be using and relying on said information without independent verification and that Consultant assumes no responsibility for the accuracy and completeness of any information provided

                                                                                                                            595 Shrewsbury Avenue, Shrewsbury, NJ
07702
                                                                                                                            Phone 732-741-8959  Fax 732-741-5476

NationalSecurities
     C O R P O R A T I O N

MEMBER NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

to it by the Company. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time performing its duties hereunder.

          (a)  Providing Company exposure to the investment community at large through the dissemination of information.

          (b)  Assisting in the Company's financial public relations, by participating in discussions with the Company and the financial community.

          (c)  Advising the Company about its financial structure and that of its divisions or subsidiaries or any of its projects, as such relate to the public market for the Company's equity securities.

          (d)  Advising the Company with respect to acquisitions in connection with the possible effects on the public market for the Company's equity securities.

          (e)  Advising the Company on the public market for Company's securities and the timing and structure of any future public offering or private placement of its equity securities.

                Should the Company desire Consultant to provide any financial advisory service(s) not listed above, the Company and Consultant shall enter into an additional engagement letter to be executed by the parties hereto at the commencement of the additional financial advisory service(s) to be rendered by Consultant.

     4.   Consultant's Relationships with Others. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial, investment banking and merger/acquisition services and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advise to others.

                                                                                                                             595 Shrewsbury Avenue, Shrewsbury, NJ
07702
                                                                                                                              Phone 732-741-8959  Fax 732-741-5476

     5.  Confidential Information. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement and a written request by the Company, Consultant shall deliver to the Company all Confidential Material.

     6.  Consultant's Liability & Indemnification of Consultant by Company.

         (a)  In the absence of gross negligence or willful misconduct on the part of Consultant or
               Consultant's material breach of this Agreement, Consultant shall not be liable to the
               Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder. Should Consultant be found liable for any acts or omissions, the liability of Consultant pursuant to this
               Agreement shall be limited to the aggregate fees received by Consultant hereunder, which shall not include any liability for incidental, consequential or punitive damages.

         (b)  The Company agrees to indemnify Consultant in accordance with the provisions of
               Annex A hereto, which is incorporated by reference in its entirety and made a part hereof.

     7.  Termination. This Agreement may be terminated at any time during the Engagement Period by Consultant upon five (5) days prior written notice to the Company, in the event that Consultant becomes aware of (i) any change in the business or operations of the Company which Consultant reasonably believes may adversely affect Consultant's ability to render the services contemplated hereunder, (ii) any misrepresentation by the Company with respect to the business operations, assets, condition (financial or otherwise), results of operations or prospects of the Company, or (iii) any breach by the Company of its obligations under this Agreement.

     This Agreement may be terminated by Company only in the event of a material breach by Consultant of its obligations hereunder, which breach remains uncured for a period of thirty days after written notice of the breach is provided to Consultant.

     In the event of termination (i) this Agreement shall become void, without liability on the part of Consultant or its affiliates, directors, officers or stockholders, and (ii) Consultant shall be entitled to expenses it has incurred up to the date of such termination.

     Unless this Agreement is terminated or a new agreement is executed between Company and

Consultant, at the end of the Engagement Period, this Agreement shall automatically be renewed and extended on a month-to-month basis. At such time, either party may terminate the Agreement for any reason upon the provision of thirty days prior written notice.

      8.  Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred in connection with services provided to the Company including but not limited to legal, travel, lodging and meals, entertainment, postage, photocopying and long distance telephone expenses. The Company shall reimburse the Consultant within 15 days of receipt of supporting documentation. The Company hereby acknowledges that unless otherwise specifically stated herein, that neither Consultant, nor its directors, employees or agents is responsible for any fees or commissions payable now or in the future to any finder or to any other financial or other advisor utilized or retained by the Company.

     9.  Sales or Distributions of Securities. If the Consultant assists the Company in the sale or distribution of securities, the Consultant shall receive fees and other forms of compensation as are customarily received by investment bankers in similar transactions. Such public offering or private placement, undertaken by the Consultant on behalf of the Company, shall be subject to an additional agreement to be executed by the parties hereto at such time as is appropriate.

     10. Limitation Upon the Use of Advice and Services.

          (a)     No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

          (b)     Company hereby acknowledges that Consultant, for services rendered under this
          Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by Consultant will, when and if prepared, be based solely on the merits, and independent judgment of analysts of the Consultant.

          (c)     Company hereby acknowledges that Consultant, for services rendered under this
          Agreement, makes no commitment whatsoever to make a market in any of the Company's securities on any stock exchange or in any electronic marketplace. Any decision by
          Consultant to make a market in any of the Company's securities shall be based solely on the independent judgment of Consultant's traders and related supervisory personnel.

          (d)  Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company require the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event the Company shall furnish to Consultant copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the
          Company, its affiliates or assigns.

     12. Discretion. Nothing contained herein shall require the Company to enter into any transaction presented to it by National, which decision shall be at the Company's sole discretion.

     13.  Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     14.  Miscellaneous.

           (a)     Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the
           Company, addressed to it at Perma-Fix Environmental Services Inc., 1940 N.W. 67th
           Place, Suite A, Gainsville, FL 32653 or if to the Consultant, addressed to it at
           National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, WA 98154.
           Such notice or other communication shall be deemed to be given on the date of receipt.

          (b)     If the Consultant shall cease to do business, the provisions hereof relating to duties of the
          Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the Company's obligation of payment of Warrants and expenses as stated in this document. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultant and after any such merger or acquisition shall be binding upon the Company and the corporation surviving such merger or acquisition.

          (c)     This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

          (d)     This agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

          (e)     This Agreement shall be construed and interpreted in accordance with the laws of the
          State of Washington, without giving effect to its rules regarding conflicts of laws.

          (f)     There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

          (g)    The Company hereby acknowledges that Consultant is not a fiduciary of the Company and that Consultant makes no representations or warranties regarding Company's ability to secure financing, whether now or in the future.

          (h)    This Agreement and the rights hereunder may not be assigned by Company without the prior written consent of Consultant. This Agreement may be assigned by Consultant, in whole of in part , at its discretion, without prior consent of Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

          (i)     The Company shall provide Consultant with a copy of the resolution of its Board of
           Directors authorizing this engagement and specifically, the issuance of the Warrants and underlining shares.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

PERMA-FIX ENVIRONMENTAL                             NATIONAL SECURITIES
SERVICES INC.                                                           CORPORATION

Name:  Louis Centofanti                                                   Name:  Steven A Rothstein
Title:    Chairman & CEO                                                 Title:     Chairman

ANNEX A

INDEMNIFICATION

           Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that National Securities Corporation's ("National") role is advisory, PERMA-FIX ENVIRONMENTAL SERVICES INC. (the "Company") agrees to indemnify and hold harmless National, its affiliates (including Olympic Cascade Financial Corporation) and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of National hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of National hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of National, settle compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not National or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of National and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

           The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and National on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to National with respect to National's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which National is engaged to render services bears to (ii) the fees paid to National in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by National pursuant to such engagement (excluding amounts received by National as reimbursement of the expenses).

          The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with National's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

          The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter of National's engagement and (iv) whether or not National shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.